QuickLinks -- Click here to rapidly navigate through this document

Exibit 10.17

SECOND AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

        This Second Amendment to Construction Loan Agreement is dated as of the 1st day of November, 2002, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company ("BORROWER") and FIRST NATIONAL BANK OF OMAHA ("BANK"), a national banking association established at Omaha, Nebraska.

        WHEREAS, BANK and BORROWER executed a Construction Loan Agreement dated September 25, 2000, and an amendment thereto dated as of July 29, 2002 (the Construction Loan Agreement, together with all amendments, is herein called the "AGREEMENT"); and

        WHEREAS, the parties desire to further amend the AGREEMENT,

        Now, therefore, for valuable consideration, receipt and adequacy of which is acknowledged, the parties agree as follows:

          1.    All capitalized terms herein that are no otherwise defined shall have the meanings assigned to them in the AGREEMENT.

          2.    Effective immediately, paragraph 1.28 of the AGREEMENT is hereby amended to read:

      1.28    "WORKING CAPITAL" mean current assets (less investments in or other amounts due from any member, employee or any person or entity related to or affiliated with the BORROWER and prepayments) less current liabilities (less any portion of such current liabilities that constitute debt that is expressly subordinated to the BANK in a writing acceptable to the BANK) plus the amount available to BORROWER for drawing under TERM NOTE 5.

          3.    Effective immediately, paragraph 6.2.4 of the AGREEMENT is hereby amended to read:

      6.2.4    The BORROWER shall determine, at each fiscal year end, the amount of its EXCESS CASH FLOW for said fiscal year, and within one hundred twenty days following such fiscal year end, pay ten percent (10%) of such sum to BANK, to be applied pro rata to the principal amount of TERM NOTE 4 and TERM NOTE 2, and after TERM NOTE 4 is repaid, pro rata to TERM NOTE 5 and TERM NOTE 2. Such annual payment shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT.

          4.    TERM NOTE 3 has a present balance of $9,358,597.02. Said TERM NOTE 3 will be paid by BORROWER's execution and delivery of two new notes, called TERM NOTE 4 and TERM NOTE 5, in the forms attached hereto as Exhibits 2-A and 2-B, respectively, and are by this reference made a part hereof.

          5.    On the first day of each calendar quarter, commencing January 1, 2003, BORROWER shall pay $329,777.14 to BANK, which shall be allocated as follows:

            a.    first to accrued interest on TERM NOTE 5;

            b.    next to accrued interest on TERM NOTE 4;

            c.    next to principal on TERM NOTE 4;

            d.    After TERM NOTE 4 has been fully paid, such quarterly payments shall be allocated first to accrued interest on TERM NOTE 5, and thence to principal. All unpaid principal and accrued interest shall be due and payable on September 1, 2011, if not sooner paid.

          6.    BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5.1 of the AGREEMENT are true as of this date, and that no EVENT OF

  DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

          7.    Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers or managers thereunder duly authorized, as of the date first above written.

Dakota Ethanol, L.L.C.		First National Bank of Omaha
By:	/s/ DOUG VAN DUYN Doug Van Duyn, Chairman of the Board of Governors	By:	/s/ BRIAN D. THOME Brian D. Thome, Second Vice President

EXHIBIT 2-A
TERM NOTE 4 (Variable Rate)

Note Date: November 1, 2002	$4,358,597.02
Maturity Date: September 1, 2011

        FOR VALUE RECEIVED, DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company ("BORROWER") promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Four Million Three Hundred Fifty Eight Thousand Five Hundred Ninety-seven and two hundredths Dollars ($4,358,597.02), or the amount shown on the BANK' s records to be outstanding, plus interest (calculated on the basis of 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

        This promissory note ("TERM NOTE 4") is executed pursuant to a Construction Loan Agreement ("CONSTRUCTION LOAN AGREEMENT") between BORROWER and BANK dated as of September 25, 2000, as it may have been amended, from time to time. This promissory note is a modification or substitution for the TERM NOTE described therein. All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

        INTEREST ACCRUAL.    Interest on the principal amount outstanding shall accrue at a rate (the "RATE") fifty (50) basis points above the BASE RATE in effect from time to time until maturity, and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise. Provided, however, at no time shall the RATE be less than five (5%) percent per annum. For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its "National Base Rate".

        Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360 day year, counting the actual number of days elapsed.

        INCENTIVE PRICING.    The interest rate applicable to this promissory note is subject to reduction In the event that BORROWER maintains, as measured quarterly, the following ratios, the interest rates will be reduced accordingly, for the subsequent quarter:

If the Ratio of INDEBTEDNESS to NET WORTH is:	Interest rate will be:
Equal to or greater than 1.01:1.00	BASE RATE plus 50 basis points
Greater than .75 : 1.00, but less than 1.01 : 1.00	BASE RATE plus 25 basis points
Less than or equal to .75 : 1.00	BASE RATE plus 0 basis points

        REPAYMENT TERMS.    BORROWER will pay equal quarterly payments of $329,777.14, as described in the CONSTRUCTION LOAN AGREEMENT, which will be applied to this Note and an additional Note, in the manner described in the CONSTRUCTION LOAN AGREEMENT. Such quarterly payments shall remain in said amount without regard to any reduction or variance in interest rate accrual during the term hereof. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on September 1, 2011, if not sooner paid.

        FIX RATE OPTION.    At any time prior to July 29, 2005, BORROWER may, at its option, fix the interest rate accrual on this promissory note at a rate equal to 250 basis points over a matched source of funds. Unless BANK and BORROWER agree otherwise, the stated matched source of funds is Federal Home Loan Bank of Topeka, Kansas, which publishes its rates daily. In the event

BORROWER elects this option, the first prepayment penalty described below shall not apply to this promissory note.

        PREPAYMENT.    The BORROWER may prepay this promissory note in full or in part at any time. Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full. A prepayment penalty shall be assessed as follows: As to any prepayment of the entire note balance made prior to July 1, 2003, a fee of 3% of the amount of such payment shall be due and payable. As to any prepayment of the entire balance made on or after July 1, 2003, but before July 1, 2004, a fee of 2% of the amount of such payment shall be due and payable. As to any prepayment of the entire balance made on or after July 1, 2004, but no later than July 29, 2005, a fee of 1% of the amount of such payment shall be due and payable. Such prepayment penalty shall not be due for prepayments made after July 29, 2005, nor to prepayments of any portion of this note which are subject to a fixed interest rate option as set forth above.

        If BORROWER elects to fix interest rate accrual as set forth above, any prepayment of that portion of the outstanding loan balance held against a matched source of funds will require BORROWER's payment of a breakage fee to BANK sufficient to make BANK whole for any expenses related to breaking fixed interest rates.

        ADDITIONAL TERMS AND CONDITIONS.    The CONSTRUCTION LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above. This promissory note shall be governed by the substantive laws of the State of Nebraska.

        WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.    BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

DAKOTA ETHANOL, L.L.C.
By	/s/ DOUG L. VAN DUYN Doug L. Van Duyn, Chairman of the Board of Governors
STATE OF SOUTH DAKOTA	)
	)	ss.
COUNTY OF MINNEHAHA	)

        On this 26th day of November, 2002, before me, the undersigned, a Notary Public, personally appeared Doug Van Duyn, Chairman of the Board of Governors of Dakota Ethanol, L.L.C., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ ALICE J. KARY Notary Public

EXHIBIT 2-B
TERM NOTE 5 (Reducing Revolver)

Note Date: November 1, 2002	$5,000,000.00
Maturity Date: September 1, 2011

        FOR VALUE RECEIVED, DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company ("BORROWER") promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Five Million and no hundredths Dollars ($5,000,000.00), or the amount shown on the BANK's records to be outstanding, plus interest (calculated on the basis of 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

        This promissory note is executed pursuant to a Construction Loan Agreement ("CONSTRUCTION LOAN AGREEMENT") between BORROWER and BANK dated as of September 25, 2000, as it may have been amended, from time to time. This promissory note is a modification or substitution for the TERM NOTE described therein. All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

        INTEREST ACCRUAL.    Interest on the principal amount outstanding shall accrue at a rate (the "RATE") fifty (50) basis points above the BASE RATE in effect from time to time until maturity, and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise. Provided, however, at no time shall the RATE be less than five (5%) percent per annum. For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its "National Base Rate".

        Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

        REVOLVING FEATURE.    The BORROWER may reborrow, on a revolving basis, that principal amount repaid on this promissory note which remains at a variable interest rate prior to repayment of TERM NOTE 4. BORROWER will pay BANK an unused commitment fee of three-eighths of one percent (3/8%) assessed quarterly in arrears against the unused portion of the note amount. Pursuant to this revolving loan feature the BANK will lend the BORROWER, from time to time until maturity of this note such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $5,000,000.00. The BORROWER may borrow, repay and reborrow hereunder, from the date of this AGREEMENT until the maturity of this note, said amount or any lesser sum which is $10,000.00 or an integral multiple thereof.

        Following repayment of TERM NOTE 4, when regular quarterly payments principal are applied to this note, the amount available to be borrowed under the revolving loan feature will be correspondingly reduced, so that the maximum amount outstanding under this promissory note will decrease accordingly.

        INCENTIVE PRICING.    The interest rate applicable to this promissory note is subject to reduction In the event that BORROWER maintains, as measured quarterly, the following ratios, the interest rates will be reduced accordingly, for the subsequent quarter:

If the Ratio of INDEBTEDNESS to NET WORTH is:	Interest rate will be:
Equal to or greater than 1.01 : 1.00	BASE RATE plus 50 basis points
Greater than .75 : 1.00, but less than 1.01 : 1.00	BASE RATE plus 25 basis points
Less than or equal to .75 : 1.00	BASE RATE plus 0 basis points

        REPAYMENT TERMS.    BORROWER will pay equal quarterly payments of $329,777.14, as described in the CONSTRUCTION LOAN AGREEMENT, which will be applied to this Note and an additional Note, in the manner described in the CONSTRUCTION LOAN AGREEMENT. Such quarterly payments shall remain in said amount without regard to any reduction or variance in interest rate accrual during the term hereof. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on September 1, 2011, if not sooner paid.

        FIX RATE OPTION.    At any time prior to July 29, 2005, BORROWER may, at its option, fix the interest rate accrual on this promissory note at a rate equal to 250 basis points over a matched source of funds. Unless BANK and BORROWER agree otherwise, the stated matched source of funds is Federal Home Loan Bank of Topeka, Kansas, which publishes its rates daily. In the event BORROWER elects this option, the first prepayment penalty described below shall not apply to this promissory note.

        PREPAYMENT.    The BORROWER may prepay this promissory note in full or in part at any time. Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full. A prepayment penalty shall be assessed as follows: As to any prepayment of the entire note balance made prior to July 1, 2003, a fee of 3% of the amount of such payment shall be due and payable. As to any prepayment of the entire balance made on or after July 1, 2003, but before July 1, 2004, a fee of 2% of the amount of such payment shall be due and payable. As to any prepayment of the entire balance made on or after July 1, 2004, but no later than July 29, 2005, a fee of 1% of the amount of such payment shall be due and payable. Such prepayment penalty shall not be due for prepayments made after July 29, 2005, nor to prepayments of any portion of this note which are subject to a fixed interest rate option as set forth above.

        If BORROWER elects to fix interest rate accrual as set forth above, any prepayment of that portion of the outstanding loan balance held against a matched source of funds will require BORROWER's payment of a breakage fee to BANK sufficient to make BANK whole for any expenses related to breaking fixed interest rates.

        ADDITIONAL TERMS AND CONDITIONS.    The CONSTRUCTION LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above. This promissory note shall be governed by the substantive laws of the State of Nebraska.

        WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.    BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

DAKOTA ETHANOL, L.L.C.
By	/s/ DOUG L. VAN DUYN Doug L. Van Duyn, Chairman of the Board of Governors
STATE OF SOUTH DAKOTA	)
	)	ss.
COUNTY OF MINNEHAHA	)

        On this 26th day of November , 2002, before me, the undersigned, a Notary Public, personally appeared Doug Van Duyn, Chairman of the Board of Governors of Dakota Ethanol, L.L.C., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ ALICE J. KARY Notary Public

QuickLinks

SECOND AMENDMENT TO CONSTRUCTION LOAN AGREEMENT
EXHIBIT 2-A TERM NOTE 4 (Variable Rate)
EXHIBIT 2-B TERM NOTE 5 (Reducing Revolver)